                                                                    EXHIBIT 3.2


                           FIRST AMENDED AND RESTATED


                                     BYLAWS


                                       OF


                         UNITED INVESTORS REALTY TRUST



                                   ADOPTED BY
                                 TRUST MANAGERS
                              AS OF JUNE 1, 1997.

                                     INDEX

INDEX                                                                                                PAGE
ARTICLE I        OFFICES
         Section 1.1      Principal Office                                                            1
         Section 1.2      Other Offices                                                               1

ARTICLE II       MEETINGS OF SHAREHOLDERS
         Section 2.1      Place of Meetings                                                           1
         Section 2.2      Annual Meeting                                                              1
         Section 2.3      Special Meetings                                                            1
         Section 2.4      Notice of Meetings                                                          1
         Section 2.5      Business at Annual Meeting                                                  2
         Section 2.6      Voting Lists                                                                3
         Section 2.7      Quorum                                                                      3
         Section 2.8      Organization                                                                3
         Section 2.9      Proxies                                                                     4
         Section 2.10     Voting of Shares                                                            4
         Section 2.11     Voting of Shares by Certain Holders                                         4
         Section 2.12     Election of Trust Managers                                                  5
         Section 2.13     Telephone Meetings                                                          5
         Section 2.14     Action Without Meeting                                                      5
         Section 2.15     Inspectors and Voting Procedures                                            5

ARTICLE III      TRUST MANAGERS
         Section 3.1      Powers and Responsibilities                                                 6
         Section 3.2      Number and Qualification                                                    6
         Section 3.3      Election and Term of Office                                                 7
         Section 3.4      Nomination of Trust Managers                                                7
         Section 3.5      Resignation                                                                 8
         Section 3.6      Removal                                                                     8
         Section 3.7      Vacancies                                                                   9
         Section 3.8      Bond Not Required; Time Commitment                                          9
         Section 3.9      Compensation                                                                9
         Section 3.10     Execution of Documents                                                      9

ARTICLE IV       MEETINGS OF THE TRUST MANAGERS
         Section 4.1      Place of Meetings                                                           9
         Section 4.2      Annual Meeting                                                              9
         Section 4.3      Regular Meetings                                                            9
         Section 4.4      Special Meetings                                                            10
         Section 4.5      Quorum and Action                                                           10
         Section 4.6      Presumption of Assent to Action                                             10
         Section 4.7      Telephone Meetings                                                          10
         Section 4.8      Action Without Meeting                                                      10

         Section 4.9      Minutes                                                                     10
         Section 4.10     Interest of Trust Managers                                                  10
         Section 4.11     Right of Trust Managers and Officers
                          to Own Shares or Other Property and
                          to Engage in Other Business                                                 11
         Section 4.12     Transactions Between Trust Managers and the Trust                           11
         Section 4.13     Persons Dealing with Trust Managers or Officers                             11
         Section 4.14     Reliance                                                                    11
         Section 4.15     Liability of Trust Managers                                                 12

ARTICLE V        COMMITTEES OF THE TRUST MANAGERS
         Section 5.1      Membership and Authorities                                                  12
         Section 5.2      Minutes and Rules of Procedure                                              12
         Section 5.3      Vacancies                                                                   12
         Section 5.4      Telephone Meetings                                                          12
         Section 5.5      Action Without Meeting                                                      13
         Section 5.6      Executive Committee                                                         13

ARTICLE VI       OFFICERS
         Section 6.1      Number                                                                      13
         Section 6.2      Election, Term of Office and Qualification                                  13
         Section 6.3      Subordinate Officers                                                        13
         Section 6.4      Resignation                                                                 13
         Section 6.5      Removal                                                                     13
         Section 6.6      Vacancies                                                                   14
         Section 6.7      Chairman                                                                    14
         Section 6.8      The Chief Executive Officer                                                 14
         Section 6.9      The President                                                               14
         Section 6.10     The Vice Presidents                                                         14
         Section 6.11     The Secretary                                                               15
         Section 6.12     Assistant Secretaries                                                       15
         Section 6.13     The Treasurer                                                               15
         Section 6.14     Assistant Treasurers                                                        15
         Section 6.15     Treasurer's Bond                                                            16
         Section 6.16     Salaries                                                                    16
         Section 6.17     Execution of Documents                                                      16

ARTICLE VII      TRUST SHARES
         Section 7.1      Share Certificates                                                          16
         Section 7.2      Lost Certificates, etc.                                                     17
         Section 7.3      Transfer of Shares                                                          17
         Section 7.4      Ownership of Shares                                                         17
         Section 7.5      Closing of Transfer Books                                                   17
         Section 7.6      Dividends                                                                   18
         Section 7.7      Reserves                                                                    18

ARTICLE VIII     INDEMNIFICATION
         Section 8.1      Definitions                                                                 18
         Section 8.2      Indemnification                                                             18
         Section 8.3      Successful Defense                                                          19
         Section 8.4      Determinations                                                              19
         Section 8.5      Advancement of Expenses                                                     20
         Section 8.6      Employee Benefit Plans                                                      20
         Section 8.7      Other Indemnification and Insurance                                         20
         Section 8.8      Notice                                                                      20
         Section 8.9      Construction                                                                21
         Section 8.10     Continuing Offer, Reliance, etc.                                            21
         Section 8.11     Effect of Amendment                                                         21

ARTICLE IX       ADVISOR AND OTHER AGENTS; ANNUAL OPERATING EXPENSES
         Section 9.1      Employment of Advisor, Employees, Agents, etc.                              21
         Section 9.2      Term                                                                        22
         Section 9.3      Activities of the Advisor                                                   22
         Section 9.4      Services to be Provided by Advisor                                          22
         Section 9.5      Compensation to the Advisor                                                 23

ARTICLE X        GENERAL PROVISIONS
         Section 10.1     General Policies                                                            23
         Section 10.2     Limited Liability of Shareholders                                           23
         Section 10.3     Waiver of Notice                                                            23
         Section 10.4     Seal                                                                        24
         Section 10.5     Fiscal Year                                                                 24
         Section 10.6     Checks, Notes, etc.                                                         24
         Section 10.7     Examination of Books and Records                                            24
         Section 10.8     Voting Upon Shares Held by the Trust                                        24
         Section 10.9     Number, Gender, Etc.                                                        24
         Section 10.10    Annual and Quarterly Dividends                                              24
         Section 10.11    Independent Committee                                                       25

ARTICLE XI       AMENDMENTS
         Section 11.1     Amendment of Bylaws                                                         25

ARTICLE XII      SUBJECT TO ALL LAWS
         Section 12.1     Subject to All Laws                                                         25


                                                                                                June 9, 1997

                         UNITED INVESTORS REALTY TRUST

                       FIRST AMENDED AND RESTATED BYLAWS

                                   I. ARTICLE

                                    OFFICES


         SECTION PRINCIPAL OFFICE. The principal office of the Trust shall be in the City of Houston, Harris County, Texas or at such other location as the Trust Managers may from time to time determine.

         SECTION 1.2 OTHER OFFICES. The Trust may also have offices at such other places, both within and without the State of Texas, as the Trust Managers may from time to time determine or the business of the Trust may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 2.1 PLACE OF MEETINGS. The Trust Managers may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Trust Managers. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Trust.

         SECTION 2.2 ANNUAL MEETING. The annual meeting of shareholders shall be held at such time, on such day and at such place as may be designated by the Trust Managers. At the annual meeting, the shareholders shall, subject to Section 2.5 and Section 3.3 of these Bylaws, elect Trust Managers and transact such other business as may properly be brought before the meeting. Failure to hold the annual meeting at the designated time shall not cause the dissolution of the Trust.

         SECTION 2.3      SPECIAL MEETINGS.   Special meetings of the
shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Declaration of Trust, may be called by the Trust Managers, any executive officer of the Trust or the holders of at least five percent (5%) of all of the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call.

         SECTION 2.4 NOTICE OF MEETINGS. Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally delivered or mailed, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, to the shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears on the share transfer books of the Trust and the postage shall be prepaid. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

         SECTION 2.5 BUSINESS AT ANNUAL MEETING. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Trust Managers (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Trust Managers (or any duly authorized committee thereof) or
(c) otherwise properly brought before the annual meeting by any shareholder of the Trust (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section 2.5.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal office of the Trust (i) with respect to the Trust's first annual meeting of shareholders following the adoption of this bylaw, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the adoption of this Section 2.5 is first made and (ii) thereafter, not less than sixty (60) days nor more than ninety
(90) days prior to the date of the applicable annual meeting of shareholders, provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting be given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this Section 2.5, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations promulgated thereunder) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the number of shares of the Trust that are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.5; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.5 shall be deemed to preclude discussion by any shareholder of any such business. If the presiding officer of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         SECTION 2.6 VOTING LISTS. The officer or agent having charge of the share transfer books for shares of the Trust shall make, at least ten (10) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each shareholder and the number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Trust and shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for the duration of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with this Section 2.6 with respect to any meeting of shareholders shall not affect the validity of any action taken at such meeting.

         SECTION 2.7 QUORUM. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law or by the Declaration of Trust. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally convened. The shareholders present at a duly organized meeting at which a quorum was present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum present, provided that there remain at such meeting the holder or holders of at least one-third (1/3) of the shares issued and outstanding and entitled to vote thereof, present in person or represented in the manner specified above. A holder of a share shall be treated as being present at a meeting if the holder of such share is (i) present in person at the meeting, or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting.

         SECTION 2.8 ORGANIZATION. (a) The Chairman of the Trust Managers, if one shall be elected, shall preside at all meetings of the shareholders. In the absence of the Chairman or should one not be elected, the following officers shall preside in order of priority: Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer or Secretary. If no such officer is available, the meeting shall be adjourned until such an officer is available to preside over the meeting. The presiding officer shall set the agenda for the meeting, shall conduct all aspects of the meeting and shall establish and interpret the rules of order for the conduct of the meeting.

         (b) The Secretary of the Trust shall act as secretary at all meetings of the shareholders. In his or her absence an Assistant Secretary shall so act and in the absence of all of these officers the presiding officer may appoint any person to act as secretary of the meeting.

         SECTION 2.9 PROXIES. (a) At any meeting of the shareholders every shareholder entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. Proxies shall be filed with the Secretary or Trust Managers immediately after the meeting has been called to order.

         (b) No proxy shall be valid after eleven (11) months from the date of its execution unless such proxy otherwise provides.

         (c) A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest but in no event shall it remain irrevocable for a period of more than eleven
(11) months. A proxy which is revocable as aforesaid may be revoked at any time by filing with the Secretary an instrument revoking it or a duly executed proxy bearing a later date. Any revocable proxy which is not so revoked shall, subject to paragraph (b) above, continue in full force and effect.

         (d) In the event that any instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

         SECTION 2.10 VOTING OF SHARES. Except as otherwise provided by law, the Declaration of Trust or these Bylaws, each shareholder shall be entitled at each meeting of shareholders to one (1) vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his name on the books of the Trust at the time of the closing of the share transfer books (or at the record date) for such meeting. When a quorum is present at any meeting (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present) in accordance with
Section 2.7 of these Bylaws, the votes of holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Declaration of Trust or of these Bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter. In determining the number of shares entitled to vote, shares abstaining from voting or not voted on a matter (including elections) will be counted in determining if a quorum is present but shall not otherwise be treated as entitled to vote. The provisions of this Section 2.10 will govern with respect to all votes of shareholders except as otherwise provided for in these Bylaws or in the Declaration of Trust or by some specific statutory provision superseding the provisions contained in these Bylaws or the Declaration of Trust.

         SECTION 2.11 VOTING OF SHARES BY CERTAIN HOLDERS. (a) Shares standing in the name of another business organization may be voted by such officer, agent or proxy as the organizational documents of such organization may authorize or, in the absence of such authorization, as may be determined by the governing body of such organization.

         (b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by him. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

         (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

         (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         SECTION 2.12 ELECTION OF TRUST MANAGERS. At each election for Trust Managers, each shareholder entitled to vote at such election shall, unless otherwise provided by the Declaration of Trust or by applicable law, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. Unless otherwise provided by the Declaration of Trust, no shareholder shall have the right or be permitted to cumulate his votes on any basis.

         SECTION 2.13 TELEPHONE MEETINGS. Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 2.14 ACTION WITHOUT MEETING. Any action required by any provision of law or of the Declaration of Trust or these Bylaws to be taken at a meeting of the shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders.

         SECTION 2.15     INSPECTORS AND VOTING PROCEDURES.   (a)     The Trust
shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Trust may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

         (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

         (c) The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a court of appropriate jurisdiction, upon application by a shareholder, shall determine otherwise.

         (d) In determining the validity and counting of proxies and ballots, the inspectors may examine and consider such records or factors as allowed by the Texas Real Estate Investment Trust Act (the "Texas REIT Act").


                                  ARTICLE III

                                 TRUST MANAGERS

         SECTION 3.1 POWERS AND RESPONSIBILITIES. The business and affairs of the Trust shall be managed under the direction of its Trust Managers who may exercise all such powers of the Trust and do all such lawful acts and things as are not by statute, the Declaration of Trust or these Bylaws directed or required to be exercised or done by the shareholders. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid powers or the general powers or authority or any other specified power or authority conferred herein upon the Trust Managers. Among other things, the Trust Managers shall be responsible for (a) supervising the Trust's relations with the Trust's advisor, if any, and the managers of the Trust's properties, (b) evaluating the capability and performance of the managers of the Trust's properties, (c) reviewing the Trust's investment policies, (d) determining that the fees and expenses of the Trust are reasonable, (e) reviewing the aggregate borrowings of the Trust, (f) authorizing the issuance of the capital stock of the Trust, (g) approving the acquisition and disposition of real property and interests therein, (h) ratifying the appointments of independent accountants for the Trust, and (i) establishing and reviewing guidelines for leasing and management of the Trust's properties.

         SECTION 3.2 NUMBER AND QUALIFICATION. There shall at all times be no less than two (2) nor more than nine (9) Trust Managers who shall be elected annually by the shareholders. Subject to any limitations specified by law or in the Declaration of Trust, the number of Trust Managers may be fixed from time to time by resolution adopted by a majority of the Trust Managers.
No decrease in the number of Trust Managers shall have the effect of shortening the term of any incumbent Trust Manager. A majority of the Trust Managers shall be natural persons. Trust Managers need not be shareholders, must be at least eighteen (18) years of age, must not be subject to any legal disability and, except as provided in the immediately preceding sentence, need not be residents of the State of Texas. A majority of the Trust Managers and a majority of any committee of Trust Managers shall at all times be Independent Trust Managers; provided, however, if the number of Trust Managers shall be two
(2), only one (1) of such Trust Managers shall be required to be an Independent Trust Manager. For purposes of these Bylaws, the term "Independent Trust Manager" shall mean a

Trust Manager who (i) does not perform any services for the Trust (except in the capacity of a Trust Manager) whether as an agent, advisor, consultant, employee, property manager or in any other capacity whatsoever (other than as a Trust Manager), and (ii) is not an "affiliate" of any person or entity that performs any services for the Trust (other than as a Trust Manager). The term "affiliate" as used in these Bylaws means any individual, corporation, partnership, trust, unincorporated organization, association or other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with any person or entity that performs any services for the Trust (other than as a Trust Manager).

         SECTION 3.3 ELECTION AND TERM OF OFFICE. The Trust Manager nominees who have not been previously elected as Trust Managers by the shareholders of the Trust shall be elected at the annual meeting of the shareholders (except as provided in Section 3.7) by the affirmative vote of the holders of majority of the outstanding shares of the Trust. Trust Managers who have been previously elected as Trust Managers by the shareholders of the Trust shall be re-elected at the annual meeting of the shareholders by the affirmative vote of the holders of a majority of the outstanding shares of the Trust present in person or represented by proxy at such meeting; provided, however, that any Trust Manager that has been previously elected as a Trust Manager by the shareholders who is not re-elected by such majority vote at a subsequent annual meeting shall nevertheless remain in office until his successor is elected and qualified. Each Trust Manager shall hold office until his successor is elected and qualified, or until his death, resignation or removal in the manner provided in these Bylaws.

         SECTION 3.4 NOMINATION OF TRUST MANAGERS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Trust Managers of the Trust. Nominations of persons for election as Trust Managers may be made at any annual meeting of shareholders (a) by or at the direction of the Trust Managers (or any duly authorized committee thereof) or (b) by any shareholder of the Trust (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.4 and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section 3.4.

         In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal offices of the Trust (i) with respect to the Trust's first annual meeting of shareholders following the adoption of this bylaw, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the adoption of this Section 3.4 is first made and (ii) thereafter, not less than sixty (60) days nor more than ninety (90) days prior to the date of the applicable annual meeting of shareholders; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this Section 3.4, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the Trust with the

Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations promulgated thereunder) of the Exchange Act.

         To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a Trust Manager (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares of the Trust that are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trust Managers pursuant to Section 14 of the Exchange Act, and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the number of shares of the Trust that are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholders, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trust Managers pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Trust Manager if elected.

         No person shall be eligible for election as a Trust Manager of the Trust unless nominated in accordance with the procedures set forth in this
Section 3.4. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         SECTION 3.5 RESIGNATION. Any Trust Manager may resign at any time by giving written notice to the remaining Trust Managers. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A Trust Manager judged incompetent or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment.

         SECTION 3.6 REMOVAL. A Trust Manager may be removed at any time with or without cause by the vote of holders of shares representing two-thirds (2/3) of the total votes authorized to be cast by shares then outstanding and entitled to vote thereon. Upon the resignation or removal of any Trust Manager, or his otherwise ceasing to be a Trust Manager, he shall execute and deliver such documents as the remaining Trust Managers shall require for the conveyance of any Trust property held in his name, shall account to the remaining Trust Managers as they require for all property which he holds as Trust Manager and shall thereupon be discharged as Trust Manager. Upon the incapacity or death of any Trust Manager, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trust Manager or the estate of the deceased Trust Manager, as the case may be.

         SECTION 3.7 VACANCIES. If any or all of the Trust Managers cease to be Trust Managers hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trust Manager or Trust Managers (even though fewer than three) may exercise the powers of the Trust Managers hereunder. Vacancies may be filled by successor Trust Managers either appointed by a majority of the remaining Trust Managers or elected by the vote of the holders of at least a majority of the outstanding shares at an annual or special meeting of the shareholders. Any Trust Manager elected to fill a vacancy created by the resignation, removal, incapacity or death of a former Trust Manager shall hold office for the unexpired term of such former Trust Manager. The election of a successor Trust Manager shall be considered an amendment to the Declaration of Trust.

         SECTION 3.8 BOND NOT REQUIRED; TIME COMMITMENT. Unless otherwise required by law, no Trust Manager shall be required to give bond, surety or security in any jurisdiction for the performance of his duties or obligations to the Trust. No Trust Manager shall be required to devote his entire time to the business and affairs of the Trust.

         SECTION 3.9 COMPENSATION. Trust Managers shall receive compensation for their services to the Trust as may be determined from time to time by the Trust Managers; provided, however, that the cash compensation of the Trust Managers shall not be increased by more than 20% over the prior year without the approval of the holders of a majority of the shares cast at the annual meeting of shareholders of the Trust. The Trust Managers may delegate to any committee the power to fix from time to time the compensation of Trust Managers. Officers of the Trust who also serve as Trust Managers shall not receive compensation for their service as Trust Managers.

         SECTION 3.10 EXECUTION OF DOCUMENTS. Each Trust Manager and any one of them is authorized to execute on behalf of the Trust any document or instrument of any nature whatsoever, provided that the execution by the Trust of any such document or instrument shall have been previously authorized by such action of the Trust Managers as may be required by statute, the Declaration of Trust or these Bylaws.


                                   ARTICLE IV

                         MEETINGS OF THE TRUST MANAGERS

         SECTION 4.1 PLACE OF MEETINGS. The Trust Managers of the Trust may hold their meetings, both regular and special, either within or without the State of Texas.

         SECTION 4.2 ANNUAL MEETING. The annual meeting of the Trust Managers shall be held immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting shall be necessary to the Trust Managers in order to legally constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Trust Managers.

         SECTION 4.3 REGULAR MEETINGS. Regular meetings of the Trust Managers, in addition to the annual meetings referred to in Section 4.2, may be held without notice at such time and place as shall from time to time be determined by the Trust Managers.

         SECTION 4.4 SPECIAL MEETINGS. Special meetings of the Trust Managers may be called by the Chairman of the Trust Managers, if one shall be elected, or by the Chief Executive Officer or President, if a Chairman is not elected, on one (1) business day's notice (oral or written) to each Trust Manager. Special meetings shall be called by the Chairman (if one shall be elected), or by the Chief Executive Officer, President or the Secretary on like notice on the oral or written request of any Trust Manager. Neither the purpose of, nor the business to be transacted at, any special meeting of the Trust Managers need be specified in the notice or waiver of notice of such meeting. Attendance of a Trust Manager at a meeting shall constitute a waiver of notice of such meeting except where a Trust Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         SECTION 4.5 QUORUM AND ACTION. At all meetings of the Trust Managers, the presence of a majority of the Trust Managers shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Trust Managers at any meeting at which a quorum is present shall be the act of the Trust Managers unless the act of a greater number is required by law, the Declaration of Trust or these Bylaws. If a quorum shall not be present at any meeting of Trust Managers, the Trust Managers present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. If there are only two Trust Managers, the presence of both Trust Managers shall be necessary to constitute a quorum.

         SECTION 4.6 PRESUMPTION OF ASSENT TO ACTION. A Trust Manager who is present at a meeting of the Trust Managers at which action on any Trust matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Trust immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Trust Manager who voted in favor of such action.

         SECTION 4.7 TELEPHONE MEETINGS. Trust Managers may participate in and hold a meeting of the Trust Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 4.8 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Trust Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the Trust Managers, and such consent shall have the same force and effect as a unanimous vote at a meeting.

         SECTION 4.9 MINUTES. The Trust Managers shall keep regular minutes of their proceedings. The minutes shall be placed in the minute book of the Trust.

         SECTION 4.10 INTEREST OF TRUST MANAGERS. With respect to the actions of the Trust Managers, Trust Managers who have any direct or indirect interest in connection with any matter being acted upon may be counted for all quorum purposes under this Article IV.

         SECTION 4.11 RIGHT OF TRUST MANAGERS AND OFFICERS TO OWN SHARES OR OTHER PROPERTY AND TO ENGAGE IN OTHER BUSINESS. Any Trust Manager or officer of the Trust may acquire, own, hold and dispose of shares of the Trust for his individual account, and may exercise all rights of a shareholder to the same extent and in the same manner as if he were not a Trust Manager or officer of the Trust. Except as provided specifically to the contrary in a written agreement with the Trust, any Trust Manager or officer of the Trust may, in a capacity other than that of Trust Manager or officer of the Trust, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include the acquisition, syndication, holding, management, development, operation or disposition, for his own account or for the account of others, of interests in mortgages, interests in real property, or interests in entities engaged in the real estate business. Except as provided specifically to the contrary in a written agreement with the Trust, each Trust Manager and officer of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trust Manager or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be exploited by the Trust. Subject to the provisions of Article III hereof, any Trust Manager or officer of the Trust may be a trustee, officer, director, shareholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to the Trust, and may receive compensation from such person as well as compensation as Trust Manager or officer or otherwise hereunder.

         SECTION 4.12 TRANSACTIONS BETWEEN TRUST MANAGERS AND THE TRUST. Except as otherwise provided by the Declaration of Trust or these Bylaws, and in the absence of fraud, a contract, act or other transaction, between the Trust and any other person, or in which the Trust is interested, shall be valid and no Trust Manager or officer of the Trust shall have any liability as a result of entering into any such contract, act or transaction, even though (a) one or more of the Trust Managers, directly or indirectly is interested in or connected with, or is a trustee, partner, director, shareholder, member, employee, officer or agent of such other person, or (b) one or more of the Trust Managers, individually or jointly with others, is a party to, or directly or indirectly is interested in, or connected with, such contract, act or transaction, provided that (i) such interest or connection is disclosed in reasonable detail or known to the Trust Managers and thereafter the Trust Managers authorize or ratify such contract, act or other transaction by affirmative vote of a majority of the Trust Managers who are not interested in the transaction or (ii) such interest or connection is disclosed in reasonable detail or known to the shareholders, and thereafter such contract, act or transaction is approved by shareholders holding a majority of the shares then outstanding and entitled to vote thereon.

         SECTION 4.13 PERSONS DEALING WITH TRUST MANAGERS OR OFFICERS. Any act of the Trust Managers or officers of the Trust purporting to be done in their capacity as such shall, as to any person dealing with such Trust Managers or officers, conclusively be deemed to be within the purposes of the Trust and within the powers of the Trust Managers or officers. No person dealing with the Trust Managers or any of them or with the officers of the Trust or any of them, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trust Managers or any of the officers of the Trust of moneys or other consideration shall be binding upon the Trust.

         SECTION 4.14 RELIANCE. Trust Managers and officers of the Trust shall not be liable for any claims or damages that may result from their acts in the discharge of any duty imposed or power conferred upon them by the Trust, if, in the exercise of ordinary care, they acted in good faith and in reliance upon the written opinion of an attorney for the Trust. In discharging their duties, Trust Managers and officers of the Trust, when acting in good faith and exercising ordinary care, may rely upon financial statements of the Trust, stated in a written report by an independent certified public accountant, to fairly present the financial position of the Trust. The Trust Managers and officers of the Trust may rely upon any instrument or other document believed by them to be genuine.

         SECTION 4.15 LIABILITY OF TRUST MANAGERS. No Trust Manager of the Trust shall be liable to the Trust for any act, omission, loss, damage or expense arising from the performance of his duty under the Trust, except to the extent specifically required by statute, the Declaration of Trust or these Bylaws.


                                   ARTICLE V

                        COMMITTEES OF THE TRUST MANAGERS

         SECTION 5.1 MEMBERSHIP AND AUTHORITIES. The Trust Managers, by resolution adopted by a majority of the Trust Managers, may designate one (1) or more Trust Managers to constitute such committees as the Trust Managers may determine, including, but not limited to, a Compensation Committee and an Audit Committee, each of which committees to the extent provided in such resolution shall have and may exercise all of the authority of the Trust Managers in the business and affairs of the Trust, except in those cases where the authority of the Trust Managers is specifically denied to the committee or committees by the Trust Managers, applicable law, the Declaration of Trust or these Bylaws. No committee shall have the power to alter or to repeal any resolution adopted by the Trust Managers. The designation of a committee and the delegation thereto of authority shall not operate to relieve the Trust Managers, or any member thereof, of any responsibility imposed upon each of them by law. The members of each such committee shall serve at the pleasure of the Trust Managers. A majority of the members of each committee shall be Independent Trust Managers; provided, however, that if a committee shall consist of two (2) members, only one (1) of such members shall be required to be an Independent Trust Manager.

         SECTION 5.2 MINUTES AND RULES OF PROCEDURE. Each committee designated by the Trust Managers shall keep regular minutes of its proceedings and report the same to the Trust Managers when required. Subject to the provisions of these Bylaws, the members of any committee may fix such committee's own rules of procedure.

         SECTION 5.3 VACANCIES. The Trust Managers shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any committee.

         SECTION 5.4 TELEPHONE MEETINGS. Members of any committee designated by the Trust Managers may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         SECTION 5.5 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of any committee designated by the Trust Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

         SECTION 5.6 EXECUTIVE COMMITTEE. An Executive Committee initially comprised of the Chairman, Chief Executive Officer, (if any, or President, if none) and Chief Financial Officer shall oversee the affairs of the Trust and shall implement the directives of the Trust Managers. The Trust Managers, may from time to time, substitute or add to the members of the Executive Committee, whose members shall serve at the pleasure of the Trust Managers.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 6.1 NUMBER. The officers of the Trust shall include a President and a Secretary. The Trust Managers may also elect a Chief Executive Officer, one (1) or more Vice Presidents, a Comptroller, Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Comptrollers and Assistant Treasurers. One (1) person may hold any two (2) or more of these offices.

         SECTION 6.2 ELECTION, TERM OF OFFICE AND QUALIFICATION. The Trust Managers shall elect executive officers, none of whom need be a Trust Manager, except that if no Chairman of the Trust Managers has been elected by the Trust Managers, then the Chief Executive Officer, if one shall be elected shall also be elected as a Trust Manager, at any time and from time to time as they deem necessary. Each officer so elected shall hold office until his successor shall have been duly elected and qualified or until his death, resignation or removal in the manner hereinafter provided.

         SECTION 6.3 SUBORDINATE OFFICERS. The Trust Managers or the Chief Executive Officer, if any, may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Trust Managers or Chief Executive Officer may from time to time determine. The Trust Managers or the Chief Executive Officer may delegate to any committee or officer the power to appoint any such subordinate officer or agent. No subordinate officer appointed by any committee or executive officer as aforesaid shall be considered as an officer of the Trust, the officers of the Trust being limited to the officers elected or appointed as such by the Trust Managers.

         SECTION 6.4 RESIGNATION. Any officer may resign at any time by giving written notice thereof to the Trust Managers or to the President or Secretary of the Trust. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 6.5 REMOVAL. Any officer elected or appointed by the Trust Managers or by the Chief Executive Officer may be removed by the Trust Managers at any time with or without cause by majority vote of the entire Board of Trust Managers. Any other officer may be removed at any time with or without cause by the Trust Managers or by any committee or executive officer upon whom such power of removal may be conferred by the Trust Managers. The removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

         SECTION 6.6 VACANCIES. A vacancy in any office shall be filled for the unexpired portion of the term by the Trust Managers, but in case of a vacancy occurring in an office filled by a committee or executive officer in accordance with the provisions of Section 6.3, such vacancy may be filled by such committee or executive officer.

         SECTION 6.7 CHAIRMAN. The Chairman of the Trust Managers, if one be elected by the Trust Managers, shall preside over all meetings of the shareholders and Trust Managers, shall be an ex officio member of all standing committees, and may sign, with any other proper officer, certificates for shares of the Trust and any deeds, bonds, mortgages, contracts and other documents which the Trust Managers have authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Trust Managers or these Bylaws, to some other officer or agent of the Trust.

         SECTION 6.8 THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if one shall be elected by the Trust managers, shall be the chief executive officer of the Trust, shall have general and active management of the business of the Trust, shall have the general supervision and direction of all other officers of the Trust with full power to see that their duties are properly performed and shall see that all orders and resolutions of the Trust Managers are carried into effect. In the absence of the Chairman, he may sign, with any other proper officer, certificates for shares of the Trust and any deeds, bonds, mortgages, contracts and other documents which the Trust Managers have authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Trust Managers or these Bylaws, to some other officer or agent of the Trust. In addition, the Chief Executive Officer shall perform whatever duties and shall exercise all powers that are given to him by the Trust Managers or the Chairman. In the absence of the Chairman, the Chief Executive Officer shall act as an ex officio member of all standing committees of the Trust Managers.

         SECTION 6.9 THE PRESIDENT. If no Chief Executive Officer shall be elected, the President shall be the chief executive officer of the Trust and shall have the powers and duties of the Chief Executive Officer as set forth in
Section 6.8. In the absence of the Chief Executive Officer, if one shall be elected, the President shall preside at all meetings of the shareholders and Trust Managers. He may sign, with any other proper officer, certificates for shares of the Trust and any deeds, bonds, mortgages, contracts and other documents which the Trust Managers have authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Trust Managers or these Bylaws to some other officer or agent of the Trust. In addition, the President shall perform whatever duties and shall exercise whatever powers given to him by the Trust Managers, by the Chairman, if any, or, in the absence of the Chairman, by the Chief Executive Officer, if one shall be elected.

         SECTION 6.10 THE VICE PRESIDENTS. The Vice Presidents shall perform such duties as are given to them by these Bylaws and as may from time to time be assigned to them by the

Trust Managers, by the Chairman, if one shall be elected, by the Chief Executive Officer, if one shall be elected, by the President, or by the Chief Financial Officer, and may sign, with any other proper officer, certificates for shares of the Trust. At the request of the Chief Executive Officer, President, Chief Financial Officer, or in their absence or disability, the Vice President designated by the Chief Executive Officer or, in his absence, the President (or in the absence of such designation, the Vice President with the highest rank (i.e., executive, senior) and who, with those of similar rank, has served the longest term of office with the Trust), shall perform the duties and exercise the powers of the President.

         SECTION 6.11 THE SECRETARY. The Secretary, when available, shall attend all meetings of the Trust Managers and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Trust Manager committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Trust Managers as required by law or these Bylaws, be custodian of the Trust records and have general charge of the share books of the Trust and shall perform such other duties as may be prescribed by the Trust Managers, by the Chief Executive Officer, if one shall be elected, or by the President, if a Chief Executive Officer is not elected, under whose supervision he shall be. The Secretary may sign, with any other proper officer, certificates for shares of the Trust and shall keep in safe custody the seal of the Trust, and, when authorized by the Trust Managers, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

         SECTION 6.12 ASSISTANT SECRETARIES. The Assistant Secretaries shall perform such duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Trust Managers or by the Secretary. At the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designation the Assistant Secretary who has served the longest term of office with the Trust), shall perform the duties and exercise the powers of the Secretary.

         SECTION 6.13 THE TREASURER. The Treasurer shall have the custody and be responsible for all Trust funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trust Managers. The Treasurer shall disburse the funds of the Trust as may be ordered by the Trust Managers, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, if one shall be elected, the President and the Trust Managers, at the regular meetings of the Trust Managers, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust. The Treasurer may sign, with any other proper officer, certificates for shares of the Trust. The duties of the Treasurer may be divided by the Trust Managers, the Chairman or by the Chief Executive Officer, between a Treasurer and a Chief Financial Officer. In such event, the office of Chief Financial Officer shall be the officer with the higher of the ranks as between the Chief Financial Officer and the Treasurer, and the Treasurer shall report to the Chief Financial Officer. The duties of the Chief Financial Officer shall include oversight of the capitalization, including equity and debt, of the Trust as well as all public reporting functions of the Trust.

         SECTION 6.14 ASSISTANT TREASURERS. The Assistant Treasurers shall perform such duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Trust Managers or by the Chief Financial Officer, or in his absence or disability, the

Treasurer. At the request of the Chief Financial Officer, or in his absence or disability, the Treasurer, or in the absence or disability of both the Chief Financial Officer and the Treasurer, the Assistant Treasurer designated by the Chief Financial Officer, or in his absence or disability, by the Treasurer (or in the absence of such designation, the Assistant Treasurer who has served the longest term of office with the Trust), shall perform the duties and exercise the powers of the Treasurer.

         SECTION 6.15 TREASURER'S BOND. If required by the Trust Managers, the Chief Financial Officer, Treasurer and any Assistant Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trust Managers for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Trust.

         SECTION 6.16 SALARIES. The salary or other compensation of officers shall be fixed from time to time by the Trust Managers. The Trust Managers may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 6.3.

         SECTION 6.17 EXECUTION OF DOCUMENTS. Each officer of the Trust and any one of them is authorized to execute on behalf of the Trust any document or instrument of any nature whatsoever, provided that the execution by the Trust of any such document or instrument shall have been previously authorized by such action of the Trust Managers as may be required by statute, the Declaration of Trust or these Bylaws.


                                  ARTICLE VII

                                  TRUST SHARES

         SECTION 7.1 SHARE CERTIFICATES. (a) The certificates representing shares of beneficial interest of the Trust shall be in such form, not inconsistent with statutory provisions and the Declaration of Trust, as shall be approved by the Trust Managers. The certificates shall be signed by the Chairman, Chief Executive Officer, President or an Executive Vice President and a Secretary or Assistant Secretary, or such other or additional officers as may be prescribed from time to time by the Trust Managers. The signatures of such officer or officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Trust itself or an employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance.

         (b) In the event the Trust has, by its Declaration of Trust, limited or denied the preemptive right of shareholders, there shall be set forth on the face or back of the certificates, which the Trust shall issue to represent beneficial interest, such legends or statements, if any, as shall be required by applicable law or the Declaration of Trust or as may be approved by the Trust Managers.

         (c) All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Trust's books.

         (d) All certificates surrendered to the Trust shall be canceled, and, except as provided in Section 7.2 with respect to lost, destroyed or mutilated certificates, no new certificate shall be issued until the former certificate for the same number of shares has been surrendered and canceled.

         SECTION 7.2 LOST CERTIFICATES, ETC. The Trust Managers may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. In authorizing such issue of a new certificate or certificates, the Trust Managers may, in their discretion and as a condition precedent to the issue thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise or bond the same in such manner as the Trust Managers shall require and/or indemnify the Trust as the Trust Managers may prescribe.

         SECTION 7.3 TRANSFER OF SHARES. Subject to any restrictions upon transfer, upon surrender to the Trust or the transfer agent of the Trust of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and satisfaction of the Trust that the requested transfer complies with the provisions of applicable state and federal laws and regulations, the Declaration of Trust and any agreements to which the Trust is a party, the Trust shall issue or cause to be issued a new certificate to the person entitled thereto, cancel or cause to be canceled the old certificate and record the transaction upon its books.

         SECTION 7.4 OWNERSHIP OF SHARES. The Trust shall be entitled to treat and recognize the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

         SECTION 7.5 CLOSING OF TRANSFER BOOKS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Trust (other than a distribution involving a purchase or redemption by the Trust of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Trust Managers may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer books, the Trust Managers may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, and the determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the books of the Trust after such record date.

         SECTION 7.6 DIVIDENDS. The Trust Managers may, from time to time, declare, and the Trust may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Declaration of Trust and by law, such dividends to be paid in cash or in property or in shares of beneficial interests of the Trust, except no dividends shall be paid when the Trust is insolvent or when the payment thereof would render the Trust insolvent. When making a determination of whether to declare a dividend, the Trust Managers shall make the determination consistent with their fiduciary duties as Trust Managers.

         SECTION 7.7 RESERVES. By resolution the Trust Managers may create such reserve or reserves of the Trust as the Trust Managers from time to time, in their absolute discretion, determine to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Trust Managers shall determine to be beneficial to the interest of the Trust. The Trust Managers may modify or abolish any such reserve in the manner in which it was created.


                                  ARTICLE VIII

                                INDEMNIFICATION

         SECTION 8.1      DEFINITIONS.  In this Article:
         (a) "Indemnitee" means (i) any present or former Trust Manager or officer of the Trust, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Trust's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Trust Managers or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

         (b) "Official Capacity" means (i) when used with respect to a Trust Manager, the office of Trust Manager of the Trust and (ii) when used with respect to a person other than a Trust Manager, the elective or appointive office of the Trust held by such person or the employment or agency relationship undertaken by such person on behalf of the Trust, but in each case does not include service for any other real estate investment trust or foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

         (c) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         SECTION 8.2 INDEMNIFICATION. The Trust shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 8.1(a), if it is determined in accordance with Section 8.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Trust's best interests and, in all other cases, that his conduct was at least not opposed to the Trust's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Trust or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Trust. Except as provided in the immediately preceding proviso to the first sentence of this
Section 8.2, no indemnification shall be made under this Section 8.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or (y) found liable to the Trust. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 8.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all reasonable fees and disbursements of attorneys for the Indemnitee.

         SECTION 8.3      SUCCESSFUL DEFENSE.  Without limitation of Section
8.2 and in addition to the indemnification provided for in Section 8.2, the Trust shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 8.1(a), if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

         SECTION 8.4      DETERMINATIONS.  Any indemnification under Section
8.2 (unless ordered by a court of competent jurisdiction) shall be made by the Trust only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Trust Managers by a majority vote of a quorum consisting of Trust Managers who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Trust Managers, duly designated to act in the matter by a majority vote of all Trust Managers (in which designation Trust Managers who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Trust Managers who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Trust Managers or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 8.4 or, if the requisite quorum of all of the Trust Managers cannot be obtained and such committee cannot be established, by a majority vote of all of the Trust Managers (in which Trust Managers who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Trust Managers that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause
(c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 8.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

         SECTION 8.5 ADVANCEMENT OF EXPENSES. Reasonable expenses (including court costs and reasonable attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or reimbursed by the Trust at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 8.4, after receipt by the Trust of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Trust under this Article VIII and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that he is not entitled to be indemnified by the Trust as authorized in this Article VIII. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article VIII, the Trust may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

         SECTION 8.6 EMPLOYEE BENEFIT PLANS. For purposes of this Article VIII, the Trust shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Trust also imposed or imposes duties on or otherwise involved or involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Trust.

         SECTION 8.7 OTHER INDEMNIFICATION AND INSURANCE. The indemnification provided by this Article VIII shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Trust's Declaration of Trust, any law, agreement or vote of shareholders or disinterested Trust Managers, or otherwise, or under any policy or policies of insurance purchased and maintained by the Trust on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 8.8 NOTICE. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article VIII shall be reported in writing to the shareholders of the Trust with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

         SECTION 8.9      CONSTRUCTION.  The indemnification provided by this
Article VIII shall be subject to all valid and applicable laws, including, without limitation, the Texas REIT Act, and, in the event this Article VIII or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VIII shall be regarded as modified accordingly, and, as so modified, shall continue in full force and effect.

         SECTION 8.10 CONTINUING OFFER, RELIANCE, ETC. The provisions of this Article VIII (a) are for the benefit of, and may be enforced by, each Indemnitee of the Trust, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Trust and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Trust, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the Trust has relied upon and will continue to rely upon the provisions of this Article VIII in becoming, and serving in any of the capacities referred to in Section 8.1 hereof, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article VIII in accordance with their terms by any act or failure to act on the part of the Trust.

         SECTION 8.11 EFFECT OF AMENDMENT. No amendment, modification or repeal of this Article VIII or any provision of this Article VIII shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Trust, nor the obligation of the Trust to indemnify any such Indemnitees, under and in accordance with the provisions of this Article VIII as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.


                                   ARTICLE IX

                            ADVISER AND OTHER AGENTS

         SECTION 9.1      EMPLOYMENT OF ADVISER, AGENTS, ETC.    The Trust
Managers shall be responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by its officers, agents, employees, advisers, managers and independent contractors as may be necessary or appropriate to insure that such business conforms to the provisions of this Declaration. However, the Trust Managers are not, and shall not be, required personally to conduct the business and affairs of the Trust. The Trust Managers are empowered to retain an adviser (the "Adviser") and to appoint, employ or contract with any person (including one or more of themselves or any entity in which one or more of them may be affiliated) as the Trust Managers deem necessary or appropriate for the transaction of the Trust's business without regard to whether such authority is normally granted or delegated by trustees. Any determination to retain an Adviser that is affiliated with one or more of the Trust Managers, however, shall be valid only if made or ratified with the approval of a majority of independent Trust Managers. The term "Adviser", as used herein, shall mean initially FCA Corp, or any affiliate thereof, but does not include any natural person who is a direct employee of the Trust or FCA Corp or any independent contractor of the Trust.

         It shall be the duty of the Trust Managers to evaluate the performance of the Adviser before entering into or renewing an advisory contract and to supervise the relationship of the Trust with the Adviser.

         The Trust Managers shall determine the terms and compensation of the Adviser and any other person with whom the Trust shall contract. The Trust Managers may exercise broad discretion in allowing the Adviser to administer the operations of the Trust and to implement the policies and principles of the Trust as established by the Trust Managers. Such administration and implementation shall be affected through the Trust's officers, some or all of whose salaries may be paid, in whole, or in part, by the Adviser.

         SECTION 9.2 TERM. The initial term of any agreement with the Adviser shall be from the first day of the calendar quarter in which the Trust's initial registration statement on Form S-11 is declared effective by the Securities and Exchange Commission through December 31, 1998. Such agreement (the "Advisory Agreement") shall renew automatically for five (5) one year terms, provided, however, that each renewal shall be subject to a determination by a majority of the independent Trust Managers that the performance of the Adviser has been satisfactory, and provided, further, that a majority of the Independent Trust Managers may terminate the Advisory Agreement upon at least six (6) calendar months' prior written notice. In the event of a termination of the Advisory Agreement by the Trust, other than for cause, the Trust shall pay to the Advisor a termination fee equal to the product of the (i) average of the Advisory Fee paid to the Advisor for the three calendar months immediately preceding the termination date, and (ii) twelve (12), less any sums paid to the Advisor on account of the Advisory Fee for the calendar months, up to a maximum of six (6), following the giving of the termination notice but prior to the effective date of such termination. The Trust Managers may terminate the Advisory Agreement for cause at any time, without notice or penalty. The Advisor may terminate the Advisory Agreement upon at least six (6) calendar months' prior written notice. In the event of a termination of the Advisory Agreement, the Adviser shall cooperate with the Trust and shall take all reasonable steps requested by the Trust to make an orderly transition of the advisory function.

         SECTION 9.3 ACTIVITIES OF THE ADVISER. The Adviser may engage in other activities, provided, however, that for so long as the Adviser is an affiliate of the Trust, the Adviser shall not perform similar functions for any real estate company whose primary function is to own and operate shopping centers in the United States, but shall not otherwise be prohibited from advising other real estate entities or engaging in other activities which complement the Trust's investments. Except as in the preceding sentence provided, nothing herein set forth shall prohibit, limit or restrict the right of any director, officer, employee or shareholder of the Adviser, whether or not such person is also a Trust Manager, officer or employee of the Trust, to engage in any other business or render services of any kind to any other person or entity. The Adviser, including any affiliate, may lend money to or participate with the Trust in any investment, with or without remuneration, provided, however, that neither the Adviser, nor any affiliate, shall invest or participate in an investment in any shopping center (other than by way of a loan or a foreclosure of a secured loan or deed given in lieu thereof) within the United States.

         SECTION 9.4 SERVICES TO BE PERFORMED BY THE ADVISER. During such time as the Adviser is an affiliate of the Trust, the Advisory Agreement may (i) provide for the payment by the Adviser of all salaries and bonuses, if any, as well as payroll taxes and fringe benefits, for officers of the Trust,
(ii) make available, at its own cost, such other support personnel (other than contract labor), as the Trust may require, (iii) supply the Trust with office space and equipment, including telephones, facsimile and duplicating equipment, and (iv) grant access to conference rooms and other amenities generally utilized by a company of similar size and business activity as the Trust. The actual services to be provided by the Adviser to the Trust, as well as the remuneration paid therefor, shall be determined by a majority of the independent Trust Managers.

         SECTION 9.5      COMPENSATION TO THE ADVISER.   The Trust shall pay to
the Adviser during the initial term of the Advisory Agreement, a fee (the "Advisory Fee") equal to 6.8% of the Trust's funds from operations, as adjusted by adding back interest expense and the Advisory Fee (hereinafter sometimes referred to as the "adjusted funds from operations").

         After the initial term of the Advisory Agreement, a majority of the independent Trust Managers shall fix the Advisory Fee payable to the Adviser, provided, however, that Advisory Fee shall not exceed 6.8% of the Trust's adjusted funds from operations. Such Advisory Fee shall be determined on the basis of size, composition and profitability of the Trust and the amount of similar compensation paid by other real estate entities owning and operating portfolios of real estate that are similar in size, location and/or profitability. Such compensation shall also take into account the quality and extent of the services provided, the performance of the Trust's portfolio and the degree of difficulty encountered in the markets where the Trust's properties are located.

         In addition to the Advisory Fee, the Trust shall establish an incentive plan for the granting of shares of the Trust, options to purchase such shares and/or other incentive compensation and may grant such shares, options and/or other incentive compensation directly to the Trust Managers, officers and other key employees and/or through the Adviser for the benefit of the officers and other key personnel who are instrumental in the business, affairs and success of the Trust. To the extent that such shares, options and/or other incentive compensation are granted to the Adviser for the benefit of officers and other key personnel who tend to the business, affairs and success of the Trust, such shares, options and/or other incentive compensation may be held by the Adviser and/or transferred directly to such officers and other key personnel. Such shares, options and/or other incentive compensation granted by the Trust to the Advisor may be in lieu of a portion (but not more than 50%) of the Advisory Fee and/or in addition to the Advisory Fee.


                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.1 GENERAL POLICIES. The Trust intends to make investments that are consistent with the applicable requirements of the Internal Revenue Code of 1986, as amended, and the Texas REIT Act, as amended, and related regulations with respect to the composition of the Trust's investments and the derivation of its income.

         SECTION 10.2 LIMITED LIABILITY OF SHAREHOLDERS. A shareholder shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Trust Managers. A shareholder shall be under no obligation to the Trust or to its creditors with respect to such shares other than the obligation to pay to the Trust the full amount of the consideration for which such shares were issued or to be issued. Upon the payment of such consideration, such shares shall be fully paid and non-assessable by the Trust.

         SECTION 10.3 WAIVER OF NOTICE. (a) Whenever, under the provisions of applicable law or of the Declaration of Trust or of these Bylaws, any notice is required to be given to any shareholder or Trust Manager, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         (b) Attendance of a Trust Manager at a meeting shall constitute a waiver of notice of such meeting except where a Trust Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         SECTION 10.4 SEAL. If one be adopted, the Trust seal shall have inscribed thereon the name of the Trust and shall be in such form as may be approved by the Trust Managers. Said seal shall be kept in the custody of the Secretary and may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

         SECTION 10.5 FISCAL YEAR. The fiscal year of the Trust shall be fixed by resolution of the Trust Managers.

         SECTION 10.6 CHECKS, NOTES, ETC. All checks or demands for money and notes of the Trust shall be signed by such officer or officers or such other person or persons as the Trust Managers may from time to time designate. The Trust Managers may authorize any officer or officers or such other person or persons to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Trust, and such authority may be general or confined to specific instances.

         SECTION 10.7 EXAMINATION OF BOOKS AND RECORDS. The Trust Managers shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Trust (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

         SECTION 10.8 VOTING UPON SHARES HELD BY THE TRUST. Unless otherwise ordered by the Trust Managers, the Chief Executive Officer, or if no Chief Executive Officer shall be elected, the President, acting on behalf of the Trust, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation or other entity in which the Trust may hold shares and at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Trust might have possessed and exercised, if present. The Trust Managers by resolution from time to time may confer like powers upon any other person or persons.

         SECTION 10.9 NUMBER, GENDER, ETC. Whenever the singular number is used in these Bylaws and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The term "person," as used herein and as the context requires shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

         SECTION 10.10 ANNUAL AND QUARTERLY REPORTS. The Trust shall furnish to its shareholders annual reports containing audited financial statements with a report thereon by its independent accountants. The Trust shall also furnish to its shareholders quarterly reports for each of the first three quarters of each fiscal year containing unaudited financial information.

         SECTION 10.11 INDEPENDENT COMMITTEE. If the Trust receives a bona fide offer to purchase all or substantially all of the assets of the Trust, or if the Trust receives a bona fide proposal for a merger transaction in which the Trust will not be the surviving entity, the Trust Managers shall create a committee consisting entirely of Independent Trust Managers (as defined in the Declaration of Trust) who shall, consistent with their fiduciary duties, review any such offer and make a recommendation to all of the Trust Managers.


                                   ARTICLE XI

                                   AMENDMENTS

         SECTION 11.1 AMENDMENT OF BYLAWS. Except as otherwise provided by applicable law or the Declaration of Trust, the power to alter, amend or repeal these Bylaws or to adopt new Bylaws shall be vested in the Trust Managers and (to the extent not inconsistent with the Texas REIT Act and the Declaration of Trust and specified in the notice of the meeting) the shareholders. Such action to amend the Bylaws shall be taken (i) with respect to all Bylaw provisions, by the affirmative vote of a majority of the Trust Managers, or
(ii)(a) with respect to Section 2.5, Section 3.3, Section 3.4, Section 3.6,
Section 3.7 or Article XI of these Bylaws, by the affirmative vote of the holders of two-thirds (2/3) of the Trust's outstanding shares, or (b) with respect to all other Bylaws, by the affirmative vote of the holders of a majority of the Trust's outstanding shares.


                                  ARTICLE XII

                              SUBJECT TO ALL LAWS

         The provisions of these Bylaws shall be subject to all valid and applicable laws, including, without limitation, the Texas REIT Act as now or hereafter amended, and in the event that any of the provisions of these Bylaws are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and these Bylaws shall be deemed modified accordingly, and, as so modified, shall continue in full force and effect.